Exhibit 10.6

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD. OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CUBESCAPE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

Issuance Date: August __, 2019	Principal Amount: $100,000

FOR VALUE RECEIVED, ADAMAS ONE CORP., a Nevada corporation (the “Borrower”), hereby promises to pay to NICHOLAS VASSILAKOS, a NEW YORK RESIDENT (the “Holder”) or its registered assigns or successors in interest, on order, the sum of ONE HUNDRED THOUSAND and no cents ($100,000.00) (the “Principal Amount”) together with any accrued and unpaid interest hereon, on the second anniversary of the date of this Note (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1.                  Interest Rate. Interest payable on this Note shall accrue on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed at a rate per annum (the “Interest Rate”) equal to seven percent (7%) per annum. Interest on the Principal Amount shall be payable in full on the Maturity Date, whether by acceleration or otherwise. Interest shall be payable in shares of restricted Common Stock (“Interest Shares”) in a number of fully paid and nonassessable shares (provided, that if the issuance would result in the issuance of a fraction of a share of Common Stock, the Borrower shall round such fraction of a share of Common Stock up to the nearest whole share) of Common Stock equal to the quotient of (a) the amount of Interest payable less any cash Interest paid and (b) the Interest Conversion Price (as defined below) in effect on the Interest payment date. When Interest Shares are paid, then the Borrower shall issue and deliver, to the address set forth herein, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. The Borrower shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Borrower shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares. In the event of the redemption or conversion of all or any portion of the Principal Amount. accrued interest on the amount so redeemed or converted shall be paid (through the issuance of Interest Shares) on the date of redemption or conversion, as the case may be.

For purposes of this Note, “Interest Conversion Price” means the greater of: (i) four dollars ($4.00); (ii) the public offering price per share of Common Stock issued and sold by the Borrower; or (iii) that price which shall be computed as 100% of the arithmetic average price of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the applicable Interest payment date.

For purposes of this Note, “Trading Day(s)” means any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading.

2.             Payment of Principal Amount. The Borrower shall pay the Holder the entire Principal Amount of this Note, if not earlier converted or redeemed, on the Maturity Date in one lump sum payment.

3.             Borrower Redemption of Principal Amount. The Borrower will have the option of prepaying the outstanding Principal Amount (“Optional Amortizing Redemption”), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note (the “Redemption Amount”) on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be not less than seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

4.             Conversion of Note.

(a)           Conversion; Conversion Price; Valuation Event. This Note may be converted, either in whole or in part, up to the full Principal Amount and accrued Interest hereof (the “Conversion Amount”) into shares of Common Stock (calculated as to each such conversion to the nearest whole share) (the “Shares”), at any time (subject to Section 4.(b) below) and from time to time on any business day, subject to compliance with this Section 4. The number of Shares into which this Note may be converted is equal to the dollar amount of the Principal Amount being converted divided by the Conversion Price. The “Conversion Price” shall be the greater of: (i) four dollars ($4.00); or (ii) 80% of the public offering price per share of Common Stock issued and sold by the Borrower after the date of this Note. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Agreement shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

                                                                     i.          In the event that the Borrower shall at any time after the date of this Note and prior to its conversion or Maturity: (i) declare a dividend or make a distribution on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Borrower is the continuing corporation), then, in each case, the Conversion Price in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be. No adjustment in the Conversion Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                                                                   ii.           In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Borrower in which the Borrower is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Note shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments set forth herein. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

(b)               Voluntary Conversion. Beginning on the 181st day following the issuance date of this Note, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest due hereon, into Shares, subject to the terms and conditions set forth herein. The Shares to be issued upon such conversion are herein referred to as the “Conversion Shares.”

                                                                     i.            In the event that the Holder elects to convert any amounts outstanding under this Note into Shares, the Holder shall give thirty (30) days’ notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount and accrued interest being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records. The later of (A) the date specified by Holder in the notice of Conversion, or (B) the 31st day following the date on which a Notice of Conversion is delivered or faxed to the Borrower in accordance with the provisions hereof, shall be deemed a “Conversion Date”. A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.

                                                                   ii.             Pursuant to the terms of a Notice of Conversion, the Borrower shall deliver to the Holder a certificate representing the Conversion Shares within three (3) business days after the expiration of the period set forth in Section 4(b)(iii) below (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Conversion Date (which date shall not be less than 30 days from the Notice of Conversion). On the date of conversion, the Holder shall be treated for all purposes as the record holder of such Shares, unless the Holder provides the Borrower written instructions to the contrary.

                                                                  iii.             Upon the receipt of a Conversion Notice from Holder, the Borrower shall have fifteen (15) business days to redeem the Principal Amount and accrued Interest specified in the Conversion Notice. If upon expiration of the period specified above, the Borrower does not redeem the amount specified in the Conversion Notice, the Borrower shall deliver the Shares to the Holder as specified herein.

(c)        Forced Conversion. If the Borrower completes a public offering of its Common Stock, then the Borrower shall have the right to require the Holder to convert all, or any part, of this Note for Shares in accordance with this Section 4(c) and the mechanics set forth in this Section 4 (the “Forced Conversion”) on the Forced Conversion Date (as defined below). The Borrower may exercise its right to require a Forced Conversion by delivering a written notice thereof by facsimile or overnight courier to Holder (the “Forced Conversion Notice” and the date the Holder received such notice is referred to as the “Forced Conversion Notice Date”). The Forced Conversion Notice shall (x) state the date on which the Forced Conversion shall occur (the “Forced Conversion Date”) which date shall not be less than five (5) days nor more than twenty (20) days following the Forced Conversion Notice Date, and (y) state the aggregate Conversion Amount of this Note which is being converted in such Forced Conversion from the Holder pursuant to this Section 4(c) on the Forced Conversion Date. At any time prior to the Forced Conversion Date, the Conversion Amount subject to such Forced Conversion may be converted, in whole or in part, by the Holder into Common Shares pursuant to Section 4(b). All such Conversion Amounts converted by the Holder after the Forced Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Forced Conversion Date. In the event the average closing price of the Common Stock for the five (5) Trading Days immediately preceding, but not including, the Maturity Date is equal to or greater than $4.00 (subject to adjustment for stock splits, dividends, etc.), then on the Maturity Date, Holder must convert all remaining Principal due under this Note.

(d)        Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be delivered upon conversion of this Note. Instead of any fractional shares of Common Stock which otherwise would be delivered upon conversion of this Note, the Company shall round up the number of Shares delivered to Holder to the nearest whole Share.

(e)        Surrender of Notes. Upon any redemption or conversion of the entire remaining Principal amount under this Note, the Holder shall either deliver this Note by hand to the Borrower at its principal executive offices or surrender the same to the Borrower at such address by nationally recognized overnight courier.

5.             Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been converted or paid.

6.             Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal amount of the Note (plus accrued and unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

                                       (i)             Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

                                       (ii)            Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                                       (iii)           Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

                                      (iv)          Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

7.              Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.              Notices. Any notice herein required or permitted to be given shall be in ·writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: Adamas One Corp., 10645 N. Tatum Road, Phoenix, Arizona 85028, Legal@AdamasOne.com and to the Holder at the address and email address set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

9.              Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

10.            Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

11.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties-agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to

12.            Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this __day of May, 2019.

ADAMS ONE CORP.

By:	/s/ Jay Grdina
Jay Grdina, CEO/President

HOLDER:

NICHOLAS VASSILAKOS

Address:          70 Davenport Ave

       New Rochelle, NY 10805

Facsimile Number: 516-352-2966

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Shares)

Adamas One Corp.

10645 N. Tatum Road

Phoenix, Arizona 85028

The undersigned hereby converts $_______ of the principal due on [May ___, 2021] under the Convertible Term Note issued by Adamas One Corp. dated May ___, 2019 by delivery of Shares in Adamas One Corp. on and subject to the conditions set forth in the Note.

1.	Date of Notice: _________________________

2.	Date of Conversion: _________ (must be at least 31 days From Date of Notice)

3.	Conversion Amount: _________________________

4.	Conversion Price: _________________________

5.	Shares To Be Delivered: _________________________

By:

Name:

Title:

A-1